Exhibit 10.2

AMENDMENT TO
EMPLOYEE CONFIDENTIALITY & RESTRICTIVE COVENANT AGREEMENT

This Amendment (the “Amendment”) is entered into by and between Assertio Holdings, Inc. (the “Company”) and Mark Reisenauer (“Employee”).

WHEREAS, the Company and Employee are parties to that certain Employee Confidentiality & Restrictive Covenant Agreement dated October 27, 2025 (the “Agreement”); and

WHEREAS, the Company and Employee desire to amend the Agreement solely as set forth herein.

NOW, THEREFORE, in consideration of the mutual promises set forth herein, the parties agree as follows:

1. Amendment to Non-Competition Duration. Section 1 of the Agreement is hereby amended solely to the extent that the reference to a twelve (12) month post-employment non-competition period shall be deleted and replaced with an eighteen (18) month post-employment non-competition period.

2. No Other Amendments. Except as expressly amended by this Amendment, all terms and conditions of the Agreement shall remain in full force and effect.

3. Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this Amendment as of April 8, 2026.

ASSERTIO HOLDINGS, INC.

By:	/s/ Sam Schlessinger
Name:	Sam Schlessinger
Title:	Executive Vice President, General Counsel

EMPLOYEE:

/s/ Mark Reisenauer
Mark Reisenauer